EXHIBIT 99.1

Gentor Resources, Inc.

PRESS RELEASE

Gentor Resources and Al Fairuz Mining announce further near-surface high grade sulphide intersections from the Mahab 4 VMS copper deposit in Oman

New drill results include:
B5MB4D070 - 24.04 metres @ 6.32% Cu, 0.49 g/t Au, 1.10% Zn & 24.2 g/t Ag from 12.42 metres of primary/supergene massive sulphide
B5MB4D071 - 56.85 metres @ 6.21% Cu, 0.22 g/t Au, 0.90% Zn & 10.4 g/t Ag from 63.15 metres in massive and semi-massive sulphide

Toronto, Canada – January 31, 2012 - Gentor Resources, Inc. (“Gentor” or the “Company”) (TSX-V – “GNT” & OTCQB – “GNTO”) announces further strong results from their on-going evaluation drilling of the Mahab 4 “Cyprus-type” volcanogenic massive sulphide copper discovery in Oman.  Infill diamond drilling at approximately 25 metre spacing, mainly in the northern and central parts of this shallow body, has confirmed the continuity of high grade massive sulphide above a lower grade stringer zone.  Although in its original position, the final shape of the deposit shows marked faulting.

Evaluation drilling of the Mahab 4 deposit is now close to completion.  This press release reports the assay results of a further ten drill holes, B5MB4D70 to B5MB4D91 - summarized in Table 1.  The remaining evaluation drill holes have been logged and sampled with final assay results expected during February/March 2012.  Following receipt of all drill assay information, an independent resource consultant will be mandated to conduct a preliminary resource estimation on the Mahab 4 deposit.  From the discovery of Mahab 4 in 2010, until mid-January 2012, Gentor has drilled 51 diamond drill holes for 6,179.73 metres at Mahab 4.

Drill focus will now switch to Maqail South where Gentor discovered a second massive sulphide deposit in 2010 and up until the end of 2011 has drilled 16 diamond holes for 1,692.58 metres.

An active regional exploration and drilling programme will continue in the Block 5 and 6 Oman tenements in 2012.

Location plans of the Oman concessions, the key prospect areas and reported drill holes on sections are found accompanying this press release on the Company's web site: http://www.gentorresources.com/s/NewsReleases.asp?ReportID=504627

Gentor’s President & CEO Dr. Peter Ruxton commented: “The infill evaluation drilling programme at Mahab 4 has enabled us to better define the irregular shape of this near-surface, high grade massive sulphide body and to construct a wire frame geological model in preparation for resource estimation.  Further drilling will focus at Maqail South in combination with our continued regional exploration effort to expand our potential resource base in Oman.”

TABLE 1.  Summary of Mahab 4 Significant Intersections from Nov 2011- Jan 2012.

Hole No.	From	To	Intercept	Copper	Gold	Zinc	Silver	Mineralization
Mahab 4	m	m	m	%	g\t	%	g/t	Type

B5MB4D070	12.42	36.46	24.04	6.32	0.49	1.10	24.2	MS
including:	12.42	26.44	14.02	5.65	0.64	0.90	32.5	MS Supergene
and:	42.00	44.00	2.00	1.00	0.04	0.10	1.5	QVS
and:	55.20	59.27	4.07	1.50	0.06	0.10	3.2	QVS

B5MB4D071	63.15	120.00	56.85	6.21	0.22	0.90	10.4	MS/SMS
including:	63.15	84.99	21.84	7.10	0.30	1.50	18.1	MS

B5MB4D074	Reported Previously

B5MB4D075	91.00	96.34	5.34	7.84	0.22	1.20	6.0	MS

B5MB4D077	68.64	71.36	2.72	0.81	0.15	1.60	6.7	UMB/MS

B5MB4D079	96.00	105.00	9.00	0.44	0.04	0.10	1.4	QVS/SMS
and	124.00	130.35	6.35	0.40	0.04	0.00	1.4	QVS

B5MB4D082	82.45	116.00	33.55	0.55	0.09	0.90	3.7	MS/QVS
including:	82.45	83.80	1.35	3.84	0.29	5.70	18.8	MS
and including:	99.00	109.00	10.00	0.76	0.14	0.90	5.3	QVS/BXA

B5MB4D083	45.15	88.44	43.29	3.62	0.24	0.90	11.8	MS/SMS/QVS
including:	45.15	70.00	24.85	5.12	0.31	0.80	15.6	MS/SMS
and including:	70.00	86.00	16.00	1.79	0.13	0.80	6.5	SMS/QVS

B5MB4D084A	11.90	24.50	12.60	0.02	2.52	0.00	16.2	GOS
and:	24.50	86.00	61.50	2.08	0.14	0.70	7.7	MS/SMS/QVS
including:	24.50	40.95	16.45	5.29	0.39	1.70	19.9	MS/SMS
including:	24.50	33.00	8.50	6.55	0.65	2.70	31.8	MS Supergene
and:	108.60	116.00	7.40	1.50	0.04	0.00	3.2	MS/QVS

B5MB4D088	133.87	142.00	8.13	4.67	0.12	0.70	9.4	MS

B5MB4D091	129.50	147.67	18.17	5.18	0.16	0.80	10.0	MS

(Codes: MS = Massive Sulphide, SMS = Semi-Massive Sulphide, QVS = Quartz Vein Stringer, GOS = Gossan, UMB = Umber, BXA = Breccia)

TABLE 2.  Core holes completed at Mahab 4 (Nov 2011 to Jan 2012)

Hole No	Section	Easting	Northing	Dip	Azim	Length (m)
B5MB4D084	1a	468758	2656163	60	255	27.05
B5MB4D084A	1a	468758	2656165	60	255	140.56
B5MB4D086	3	468638	2656205	55	075	157.85
B5MB4D088	5	468670	2656314	71	075	149.00
B5MB4D089	5a	468663	2656335	75	075	154.70
B5MB4D091	4a	468670	2656314	67	095	157.80
B5MB4D093	4	468663	2656254	60	065	153.60
B5MB4D095	4	468663	2656254	70	065	162.45
B5MB4D097	2	468708	2656181	65	075	100.75
B5MB4D100	2	468676	2656167	76	075	142.15
B5MB4D103	0	468677	2656060	65	055	100.00
Note: Reference is made to Table 2 of Gentor’s press release dated November 14, 2011 for the above type of information relating to holes B5MB4D070 to B5MB4D083.

Summary

Recent drilling at Mahab 4 has now better defined the dimensions of this wedge-shaped, northerly plunging, fault-controlled deposit that may have been formed in a graben at the contact between the footwall Geotimes pillow lavas and the overlying Lasail Unit pillowed sequence.  The Mahab 4 deposit, as defined, has a strike of approximately 330 metres between Sections 1S to 5aN, is cut off by faults at both ends and lies underneath a moderately west dipping reverse fault - the Main Fault (see Figure 1).

The deposit is also constrained to the east by northerly trending linear structures that may have originally been sea-floor growth faults that controlled deposition of the mineralization.  The Mahab 4 body is exposed at surface south of Section 2 and is represented by a narrow gold gossan (12.6 metres @ 2.52 g/t Au in hole B5MB4D084A from depth of 11.90 metres) developed above supergene enriched massive sulphides that plunge shallowly to the north – see the long section in Figure 2.  Infill drilling on five intermediate 25 metre sections was required to determine ore shapes for wire frame geological modeling (for example see cross sections in Figures 3-5) and to provide additional core for initial metallurgical testing of ore types – currently in-progress.

Potential faulted extensions of Mahab 4 along strike to the north and south are possible and will be evaluated by using ground geophysics and drilling.

Qualified Person

The exploration results disclosed in this press release have been reviewed, verified (including sampling, analytical and test data) and compiled by Dr. Peter Ruxton, who is a Professional Member of the Institute of Materials, Minerals and Mining (I.M.M.M.), the Company's President and Chief Executive Officer and a "qualified person" (as such term is defined in Canadian National Instrument 43-101 as promulgated by the Canadian Securities Administrators).

Technical Report

Additional information with respect to the Company's Omani properties is contained in the technical report prepared by Venmyn Rand (Pty) Ltd, dated December 31, 2010 and entitled "National Instrument 43-101 Independent Technical Report on Block 5 and Block 6 Copper Projects, Semail Ophiolite Belt, Sultanate of Oman held by Gentor Resources, Inc."  A copy of this report can be obtained from SEDAR at www.sedar.com.

About Gentor

Gentor is a mineral exploration company whose projects include copper and gold properties in the Sultanate of Oman and a molybdenum-tungsten-silver property in East Central Idaho, U.S.  The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman.  In Oman, Gentor is partnered with Al Fairuz Mining Company LLC on its Block 5 exploration tenement and Al Zuhra Mining Company LLC on Block 6.

Cautionary Notes

Forward-Looking Information:  This press release contains forward-looking information.  All statements, other than statements of historical fact, that address activities, events or developments that the Company believes, expects or anticipates will or may occur in the future (including, without limitation, statements regarding drilling and other exploration results, potential mineral resources, potential mineralization and the Company's exploration and development plans) are forward-looking information.  This forward-looking information reflects the current expectations or beliefs of the Company based on information currently available to the Company.  Forward-looking information is subject to a number of risks and uncertainties that may cause the actual results of the Company to differ materially from those discussed in the forward-looking information, and even if such actual results are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on the Company.  Factors that could cause actual results or events to differ materially from current expectations include, among other things, risks related to the exploration stage of the Company's properties, the possibility that future exploration results will not be consistent with the Company's expectations, changes in world copper or gold markets and equity markets, political developments in Oman, uncertainties relating to the availability and costs of financing needed in the future, the uncertainties involved in interpreting exploration results and other geological data and the other risks involved in the mineral exploration business.  Forward-looking information speaks only as of the date on which it is provided and, except as may be required by applicable securities laws, the Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise.  Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein.

The United States Securities and Exchange Commission (the "SEC") permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. U.S. investors are cautioned not to assume that any disclosure of mineralization contained in this press release is economically or legally mineable.  U.S. investors are urged to closely consider all of the disclosures in the Company's reports filed pursuant to the United States Securities Exchange Act of 1934 which may be secured from the Company, or from the SEC's website at http://www.sec.gov/edgar.html.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please visit our website at www.gentorresources.com, or contact: Dr. Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: + 1 (416) 366 2221 or + 1 (800) 714 7938.

FIGURE 1- Mahab 4 geological plan showing drill holes, geology and mineralised intervals.

468,600 mE
468,700 mE
468,800 mE
2,656,400 mN
2,656,300 mN
2,656,200 mN
2,656,100 mN
2,656,000 mN
Mahab 4 Summary
Drillhole
Measurement - structural
Measurement - strat
Fault
Massive Sulphide
Semi-massive Sulphide
Quartz Vein Stringer
Alluvium
Lasail Basalt (V1-2)
Umber
Geotimes Basalt (V1-1)
Sheeted Dykes
Section6
Section5
Section3
Section2
Section1
Section0
Section1S
B5MB4D080
B5MB4D077
GRB5D045
GRB5D041
B5MB4D089
B5MB4D091
B5MB4D088
B5MB4D071
B5MB4D074
GRB5D047
GRB5D039
GRB5D035
B5MB4D083
GRB5D042
B5MB4D093
B5MB4D095
GRB5D028
GRB5D030
GRB5D032
B5MB4D082
B5MB4D086
GRB5D0011
GRB5D026
GRB5D0020
B5MB4D097
B5MB4D075
GRB5D025
B5MB4D079
B5MB4D084A
GRB5D003
GRB5D005
B5MB4D064
GRB5D006
GRB5D008
B5MB4D072
B5MB4D066
GRB5D050
B5MB4D067
GRB5D048
GRB5D052
B5MB4D103
B5MB4D063
B5MB4D070
B5MB4D059
?
GRB5D054
B5MB4D057
B5MB4D069
B5MB4D061
GRB5D055
50m

FIGURE 2- Mahab 4 geological long section showing drill holes, geological interpretation and mineralised intervals.

FIGURE 3- Mahab 4 geological cross section – Section 3a - showing drill holes, geological interpretation and mineralised intervals.

FIGURE 4- Mahab 4 geological cross section – Section 4 - showing drill holes, geological interpretation and mineralised intervals.

FIGURE 5- Mahab 4 geological cross section – Section 4a - showing drill holes, geological interpretation and mineralised intervals.